PGIM ROCK ETF TRUST

AMENDMENT NO. 1 TO SUBADVISORY AGREEMENT

Amendment No. 1 to Subadvisory Agreement made this 12th day of December 2024, between PGIM Investments LLC (“PGIM Investments” or the “Manager”), a New York limited liability company, and PGIM Quantitative Solutions LLC, (the “Subadviser” or “PGIM Quantitative Solutions”), a New Jersey limited liability company.

WHEREAS, the Manager has entered into a Management Agreement, dated October 26, 2023 (the “Management Agreement”) with the PGIM Rock ETF Trust, a Delaware statutory trust (the “Trust”) and an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), pursuant to which PGIM Investments acts as Manager to , each series of the Trust listed therein, as amended from time to time; and

WHEREAS, the Manager, acting pursuant to the Management Agreement, desires to retain the Subadviser to provide investment advisory services to the funds listed in Schedule A hereto, (each, a “Fund”; collectively, the “Funds”), and to manage such portion of each Fund’s portfolio as the Manager shall from time to time direct, and the Subadviser is willing to render such investment advisory services to the Funds.

WHEREAS, the Manager and the Subadviser have mutually agreed to revise Schedule A of the Subadvisory Agreement, in order to include the PGIM S&P 500 Max Buffer ETF – January, PGIM S&P 500 Max Buffer ETF – February, PGIM S&P 500 Max Buffer ETF – March, PGIM S&P 500 Max Buffer ETF – April, PGIM S&P 500 Max Buffer ETF – May, PGIM S&P 500 Max Buffer ETF – June, PGIM S&P 500 Max Buffer ETF – July, PGIM S&P 500 Max Buffer ETF – August, PGIM S&P 500 Max Buffer ETF – September, PGIM S&P 500 Max Buffer ETF – October, PGIM S&P 500 Max Buffer ETF – November, PGIM S&P 500 Max Buffer ETF – December, PGIM Nasdaq-100 Buffer 12 ETF – January, PGIM Nasdaq-100 Buffer 12 ETF

–April, PGIM Nasdaq-100 Buffer 12 ETF – July, and PGIM Nasdaq-100 Buffer 12 ETF – October as new series of the Trust (the “New Funds”), and whereby the Manager shall pay the Subadviser as full compensation therefor, of such Fund subadvised by the Subadviser as described in the attached Schedule A for the services provided by the Subadviser to the New Funds under the Subadviser Agreement; and

NOW THEREFORE, the parties mutually agree as follows:

1.The subadvisory fee rate schedule for the Funds appearing in Schedule A is hereby deleted in its entirety and is replaced with the attached Schedule A.

2.The Subadvisory Agreement is unchanged in all other respects.

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IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PGIM INVESTMENTS LLC

BY: /s/ Scott E. Benjamin

Name: Scott E. Benjamin

Title: Executive Vice President

PGIM QUANTITATIVE SOLUTIONS LLC

BY: /s/ Jonathan Ryan

Name: Jonathan Ryan

Title: Vice President

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Schedule A

PGIM ROCK ETF TRUST

As compensation for services provided by PGIM Quantitative Solutions LLC (“PGIM Quantitative Solutions”), PGIM Investments LLC will pay PGIM Quantitative Solutions an advisory fee on the net asset value of each Fund’s portfolio managed by PGIM Quantitative Solutions that is equal, on an annualized basis, to the following:

Fund Name	Subadvisory Fee Rate	Effective Date
PGIM US Equity Buffer 12 ETF –	0.25% of the average daily net assets of	October 26, 2023
January	the ETF
PGIM US Large-Cap Buffer 12 ETF –	0.25% of the average daily net assets of	October 26, 2023
February	the ETF
PGIM US Large-Cap Buffer 12 ETF –	0.25% of the average daily net assets of	October 26, 2023
March	the ETF
PGIM US Large-Cap Buffer 12 ETF –	0.25% of the average daily net assets of	October 26, 2023
April	the ETF
PGIM US Large-Cap Buffer 12 ETF –	0.25% of the average daily net assets of	October 26, 2023
May	the ETF
PGIM US Large-Cap Buffer 12 ETF –	0.25% of the average daily net assets of	October 26, 2023
June	the ETF
PGIM US Large-Cap Buffer 12 ETF –	0.25% of the average daily net assets of	October 26, 2023
July	the ETF
PGIM US Large-Cap Buffer 12 ETF –	0.25% of the average daily net assets of	October 26, 2023
August	the ETF
PGIM US Large-Cap Buffer 12 ETF –	0.25% of the average daily net assets of	October 26, 2023
September	the ETF
PGIM US Large-Cap Buffer 12 ETF –	0.25% of the average daily net assets of	October 26, 2023
October	the ETF
PGIM US Large-Cap Buffer 12 ETF –	0.25% of the average daily net assets of	October 26, 2023
November	the ETF
PGIM US Large-Cap Buffer 12 ETF –	0.25% of the average daily net assets of	October 26, 2023
December	the ETF
PGIM US Large-Cap Buffer 20 ETF –	0.25% of the average daily net assets of	October 26, 2023
January	the ETF
PGIM US Large-Cap Buffer 20 ETF –	0.25% of the average daily net assets of	October 26, 2023
February	the ETF
PGIM US Large-Cap Buffer 20 ETF –	0.25% of the average daily net assets of	October 26, 2023
March	the ETF
PGIM US Large-Cap Buffer 20 ETF –	0.25% of the average daily net assets of	October 26, 2023
April	the ETF
PGIM US Large-Cap Buffer 20 ETF –	0.25% of the average daily net assets of	October 26, 2023
May	the ETF
PGIM US Large-Cap Buffer 20 ETF –	0.25% of the average daily net assets of	October 26, 2023
June	the ETF
PGIM US Large-Cap Buffer 20 ETF –	0.25% of the average daily net assets of	October 26, 2023
July	the ETF
PGIM US Large-Cap Buffer 20 ETF –	0.25% of the average daily net assets of	October 26, 2023
August	the ETF
PGIM US Large-Cap Buffer 20 ETF –	0.25% of the average daily net assets of	October 26, 2023
September	the ETF
PGIM US Large-Cap Buffer 20 ETF –	0.25% of the average daily net assets of	October 26, 2023
October	the ETF
PGIM US Large-Cap Buffer 20 ETF –	0.25% of the average daily net assets of	October 26, 2023
November	the ETF
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PGIM US Large-Cap Buffer 20 ETF –	0.25% of the average daily net assets of	October 26, 2023
December	the ETF
PGIM S&P 500 Max Buffer ETF –	0.25% of the average daily net assets of	December 12, 2024
January	the ETF
PGIM S&P 500 Max Buffer ETF –	0.25% of the average daily net assets of	December 12, 2024
February	the ETF
PGIM S&P 500 Max Buffer ETF –	0.25% of the average daily net assets of	December 12, 2024
March	the ETF
PGIM S&P 500 Max Buffer ETF –	0.25% of the average daily net assets of	December 12, 2024
April	the ETF
PGIM S&P 500 Max Buffer ETF – May	0.25% of the average daily net assets of	December 12, 2024
the ETF
PGIM S&P 500 Max Buffer ETF – June	0.25% of the average daily net assets of	December 12, 2024
the ETF
PGIM S&P 500 Max Buffer ETF – July	0.25% of the average daily net assets of	December 12, 2024
the ETF
PGIM S&P 500 Max Buffer ETF –	0.25% of the average daily net assets of	December 12, 2024
August	the ETF
PGIM S&P 500 Max Buffer ETF –	0.25% of the average daily net assets of	December 12, 2024
September	the ETF
PGIM S&P 500 Max Buffer ETF –	0.25% of the average daily net assets of	December 12, 2024
October	the ETF
PGIM S&P 500 Max Buffer ETF –	0.25% of the average daily net assets of	December 12, 2024
November	the ETF
PGIM S&P 500 Max Buffer ETF –	0.25% of the average daily net assets of	December 12, 2024
December	the ETF
PGIM Nasdaq-100 Buffer 12 ETF –	0.25% of the average daily net assets of	December 12, 2024
January	the ETF
PGIM Nasdaq-100 Buffer 12 ETF –	0.25% of the average daily net assets of	December 12, 2024
April	the ETF
PGIM Nasdaq-100 Buffer 12 ETF – July	0.25% of the average daily net assets of	December 12, 2024
the ETF
PGIM Nasdaq-100 Buffer 12 ETF –	0.25% of the average daily net assets of	December 12, 2024
October	the ETF

Dated as of December 12, 2024

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